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                                 EXHIBIT NO. 4.2
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT dated as of June 22, 2003 (together with all schedules hereto, and as each may be amended, supplemented or otherwise modified from time to time, the "Agreement") is between ACETEX CORPORATION, a Canadian corporation (the "Company"), PERRY PARTNERS L.P., a limited partnership organized under the laws of New York, and PERRY PARTNERS INTERNATIONAL, INC., a corporation organized in the Cayman Islands, hereinafter collectively referred to as the "SHAREHOLDERS."

         WHEREAS, the Company and AT Plastics Inc. ("AT Plastics") are entering into a Combination Agreement as of the date hereof (the "Combination Agreement") pursuant to which the Company will establish a wholly-owned subsidiary that will amalgamate with AT Plastics (the "Amalgamation") on and subject to the terms and conditions set out in the Combination Agreement;

         WHEREAS, the shares of common stock of AT Plastics held by the Shareholders have not been registered under the Securities Act (as hereinafter defined) or any state securities laws; and the certificates representing such shares of common stock bear a legend restricting their transfer;

         WHEREAS, the shares of common stock of AT Plastics held by the Shareholders will be exchanged for shares of common stock of the Company pursuant to the Amalgamation;

         WHEREAS, in connection with the foregoing, the Company has agreed, subject to the terms, conditions and limitations set forth in this Agreement, to provide the Shareholders and their respective successors, assigns and transferees as permitted herein with certain registration rights in respect of shares of Common Stock.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. Definitions. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

         COMMISSION: means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         COMMON STOCK: means the common shares of the Company and any shares hereafter authorized of any class of the Company, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Company with or into another Person, such consideration to which a holder of a share of Common Stock would have been entitled upon the occurrence of such event.


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         COMPANY: includes, in addition to the Company, any successor or assignee corporation or corporations into which or with which the Company may be merged or consolidated; any corporation for whose shares the Common Stock may be exchanged; and any assignee of or successor to all or substantially all of the assets of the Company.

         EXCHANGE ACT: means the Securities Exchange Act of 1934, as amended.

         HOLDER: means each Shareholder, and each Person who is a Permitted Transferee of any Shareholder.

         REGISTER, REGISTERED, and REGISTRATION: when used with respect to the capital stock of the Company, mean a registration effected by preparing and filing with the Commission a registration statement or similar document in compliance with the Securities Act which has been declared or ordered effective in accordance with the Securities Act.

         PERMITTED TRANSFEREE: means any corporation, partnership, limited liability company or other entity controlled by, controlling or under common control with any Shareholder (collectively, the "SHAREHOLDER ASSOCIATES") to whom any Shareholder or any Shareholder Associate has Transferred shares of Common Stock; Notwithstanding any Person's status as a Permitted Transferee, any Transfer of Registrable Securities shall be subject to the provisions of Section 9.1.

         PERSON: means any individual, corporation, partnership, trust or other entity of any nature whatsoever.

         REGISTRABLE SECURITIES: means the Common Stock held by a Holder. Shares of Common Stock shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such shares of Common Stock shall have become effective under the Securities Act pursuant to Section 2.1 or Section 3.1 of this Agreement and such shares of Common Stock shall have been disposed of pursuant to such registration statement, (ii) such shares of Common Stock shall have been sold or otherwise distributed pursuant to Rule 144 (or any successor provision) and Rule 145 (or any successor provision) under the Securities Act,
(iii) with respect to Common Stock held by any Holder, registration under the Securities Act or any applicable state law is not required to permit the distribution of all of such securities to the public or an exemption from registration is available therefor, including, without limitation, at such time as such securities are eligible for sale or other distribution under Rule 144 (or any successor provision) and Rule 145 (or any successor provision) in accordance with the volume and other limitations thereof, and (iv) such shares of Common Stock shall have ceased to be outstanding.

         SECURITIES ACT: means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         TRANSFER: means any transfer, sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other voluntary or involuntary transfer of title or beneficial interest, whether or not for value, including, without limitation, any disposition by operation of law or any grant of a derivative or economic interest therein.


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                                   ARTICLE II
                               DEMAND REGISTRATION

         2.1 REGISTRATION. (a) The Company shall prepare and file with the Commission no later than July 20, 2003 a registration statement on Form F-3 (or other applicable form) with respect to the Shareholders' Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable but no later than 90 days following said filing and keep such registration statement effective for a period ending no earlier than 366 days from the date the Amalgamation is effected or until the distribution described in the registration statement relating thereto has been completed, whichever shall first occur.

         (b) The Shareholders and each Holder or any number of Holders of Registrable Securities may at any time when the registration statement referred to in (a) above is not effective (including at any time following the 365th day that the Amalgamation is effective) make a written request to the Company that the Company file a registration statement or similar document under the Securities Act with respect to all or any part of such Holder's or Holders' Registrable Securities (a "DEMAND REGISTRATION"). Subject to the provisions of
Section 2.1 (c) and Section 4.1, the Company shall cause such registration statement or similar document to be filed with the Commission and shall use its best efforts to include in such registration statement the Registrable Securities which the Company has been requested to register by the requesting Holders and to cause all such Registrable Securities to be registered under the Securities Act within 90 days of receipt of the requesting Holders' request. Collectively, the Holders shall be entitled to request one (1) Demand Registration.

         (c) The Company agrees not to issue any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued pursuant to the Company's option or other benefit plans, pursuant to a registration identified in clauses (i)-(iii) of Section 3.1(a), or securities issued by the Company included in any Demand Registration or securities issued upon conversion of outstanding warrants or common stock issued in connection with the refinancing of debt issued in connection with the Amalgamation), for the period commencing 30 days prior to the closing of the offering of securities included in any Demand Registration and ending on the 30th day following such closing. The Holders shall give the Company notice of the anticipated closing date of such offering.

         2.2 EXPENSES. With respect to the registration contemplated by Section
2.1 (a) and any Demand Registration, the Company shall pay, and shall reimburse each Holder for paying, any expenses incurred in connection with such registrations, including, without limitation, all registration, qualification, printing and accounting fees and all fees and disbursements of counsel for the Company and the reasonable fees and disbursements of not more than one counsel for all participating Holders, but not any underwriting or brokerage fees or commissions nor any expenses of underwriters or brokers.

                                   ARTICLE III
                             PIGGYBACK REGISTRATION

         3.1 NOTICE OF REGISTRATION. (a) In the event that the Company proposes to register any of its Common Stock, either for its own account or for the account of any Person other than the Holders, but not including a registration
(i) relating to employee stock option or purchase plans,


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(ii) relating to a transaction pursuant to Rule 145 under the Securities Act, or
(iii) pursuant to a registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (a "Piggyback Registration"), the Company will:

               (X) promptly give written notice thereof to the Holders; and

               (Y) use its best efforts to include in such Piggyback Registration and in any underwriting involved therein up to all of the Registrable Securities which the Holders request in writing to be so included within 15 days after receipt of such written notice from the Company.

               (a)

         (b) Notwithstanding the provisions of Section 3.1(a), the Company shall not be required to include any Registrable Securities in any Piggyback Registration during any period in which a shelf registration statement shall have become and be maintained effective; PROVIDED that such shelf registration statement shall register under the Securities Act all Registrable Securities and shall not be subject to (x) any stop order suspending its effectiveness or (y) any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such shelf registration statement.

         3.2 EXPENSES. The Company shall pay, and shall reimburse each Holder for paying, any expenses incurred in connection with a Piggyback Registration requested pursuant to Section 3.1, including, without limitation, all registration, qualification, printing and accounting fees and all fees and disbursements of counsel for the Company and the reasonable fees and disbursements of not more than one counsel for all participating Holders, but not any underwriting or brokerage fees or commissions nor any expenses of underwriters or brokers.

         3.3 UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1, and the right of the Holders to include Registrable Securities in such registration shall be conditioned upon the Holders' participation in such underwriting and the entry of the participating Holders (together with the Company and other holders distributing their securities through such underwriting) into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

         3.4 PRIORITY. If the underwriter of the registered public offering referred to in Section 3.3 shall advise the Company in writing that marketing factors require a limitation of the amount of securities to be underwritten, securities shall be included in such offering in the following priority: FIRST, the Common Stock proposed to be registered by the Company; SECOND, Registrable Securities requested to be included in such registration by requesting Holders pursuant to Section 3.1; and THIRD, other securities for the account of Persons other than Holders, allocated among such Persons in accordance with the priorities then existing among the Company and such Persons. Any securities excluded pursuant to the provisions of this Section 4.4 shall be withdrawn from and shall not be included in such Piggyback Registration.


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                                   ARTICLE IV
              PERMITTED DELAYS IN REGISTRATION; HOLDBACK AGREEMENTS

         4.1 SUSPENSION OF COMPANY OBLIGATIONS. Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under Article II of this Agreement to file any registration statement and to use its best efforts to cause Registrable Securities to be registered as provided therein shall be suspended in the event either (i) the Company is engaged in an underwritten primary offering and the Company is advised in writing by the underwriters that the sale of Registrable Securities would have a material adverse effect on such primary offering or (ii) in the good faith opinion of counsel to the Company, effecting the filing of a Registration Statement pursuant to 2.1(b) hereof would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company (any of the events set forth in clauses (i) and (ii) being hereinafter referred to as a "Suspension Event"), but such suspension shall occur on not more than one occasion in a 365 day period and shall continue only for so long as such event or its effect is continuing, but in no event will any such suspension exceed 180 days. The Company shall promptly notify the Holders in writing of the existence of any Suspension Event, and with such notice shall provide the Holders with a copy of such underwriters' determination (in the case of clause (i) above), or such opinion of counsel the Board of Directors (in the case of clause (ii) above).

         4.2 NO PARTICIPATION IN OTHER SECURITIES OFFERINGS. The rights granted by the Company hereunder shall be the exclusive rights granted to Holders with respect to Registrable Securities. Except as otherwise provided herein, Holders shall have no rights to participate in any offering of securities by the Company to third parties, including without limitation, any offering of Common Stock, whether such offering is effected pursuant to registration under the Securities Act or pursuant to an exemption from registration thereunder. The Company may, in its sole and absolute discretion, elect to waive the applicability in any particular instance of the provisions of this Section 4.2.

                                    ARTICLE V
                             REGISTRATION PROCEDURES

         5.1 REGISTRATION PROCEDURES. In the case of each registration to be effected by the Company pursuant to this Agreement in which any Holder is participating, the Company will keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof. In connection with each such offering, the Company shall as expeditiously as possible, at its sole expense:

         (a) prepare and file with the Commission a registration statement with respect to such Holder's Registrable Securities and use its best efforts to cause such registration statement to become effective and to remain effective for a period of at least 180 days (except with respect to the registration statement contemplated by 2.1(a) hereof which shall remain effective at least until 366 days from the date the Amalgamation is effected) or until the distribution described in the registration statement relating thereto has been completed, whichever shall first occur;


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         (b) in connection with the preparation and filing of a registration statement, give the Holder, its underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holder's and such underwriters' respective counsel, to conduct a reasonable due diligence investigation within the meaning of the Securities Act;

         (c) furnish to the Holder and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and other documents incident thereto as such underwriters and the Holder from time to time may reasonably request;

         (d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         (e) register or qualify the Registrable Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be requested by the Holder for the distribution of the Registrable Securities covered by the registration statement to be sold by the Holder; PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

         (f) enter into an underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holder and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten, in whole or in part; PROVIDED that the Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Holder. The Holder shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding the Holder and the Holder's intended method of distribution and any other representation or warranty required by law;

         (g) notify the Holder at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (h) furnish, at the request of the Holder on the date that any Registrable Securities are to be delivered to the underwriters for sale in connection with a registration pursuant to this


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Agreement, if such securities are being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder; and

         (i) list all Registrable Securities covered by such registration statement on such securities exchange as may be mutually agreed upon by the parties.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY THE COMPANY. In the event of any registration of any Registrable Securities pursuant to this Agreement under the Securities Act, the Company will, and hereby does, indemnify and hold harmless each participating Holder, each of its directors, officers and controlling persons, if any, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, to which such participating Holder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each participating Holder and controlling person for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any participating Holder, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any participating Holder or any such underwriter or controlling person and shall survive the transfer of such securities by the Holder.

         6.2 INDEMNIFICATION BY PARTICIPATING HOLDERS. Each of the participating Holders whose Registrable Securities are included or to be included in any registration statement, as a condition to including Registrable Securities in such registration statement, agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1) the Company, each director of the Company, each officer of the Company and each other Person, if


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any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any participating Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. The obligation to provide indemnification pursuant to this Section 6.2 shall be several, and not joint and several, among such participating Holders. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or any such underwriter or controlling person and shall survive the transfer of such securities by any participating Holder.

         6.3 NOTICES OF CLAIMS. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 6.1 or 6.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6.1 or 6.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; PROVIDED that the indemnified party may participate in such defense at the indemnified party's expense and PROVIDED, FURTHER, that all indemnified parties shall have the right to employ one counsel to represent them if, in the reasonable judgment of such indemnified parties, it is advisable for them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the indemnifying party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel for the indemnified parties. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnifying party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.


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         6.4 OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding Sections of this Article VI (with appropriate modifications) shall be given by the Company and any participating Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

         6.5 INDEMNIFICATION PAYMENTS. The indemnification required by this
Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         6.6 CONTRIBUTION. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability (a) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission); or (b) if the allocation provided by clause (a) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount otherwise payable hereunder, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE VII
                      INFORMATION BY PARTICIPATING HOLDERS

         7.1 INFORMATION REGARDING PARTICIPATING HOLDERS. If any Registrable Securities are included in any registration, each participating Holder shall furnish to the Company and any applicable underwriter such information regarding such Holder and the distribution proposed by such Holder as the Company or such underwriter may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                                  ARTICLE VIII
                           RULE 144 AND RULE 145 SALES

         8.1 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Securities (and shares of Common Stock held by any Holder which are eligible for sale or distribution under Rule 144 (or any successor provision) and Rule 145 (or any successor provision)


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promulgated under the Securities Act) to the public without registration or through short form registration forms the Company agrees to:

         (a) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (b) furnish to each Holder, so long as such Holder owns any Registrable Securities (or any shares of Common Stock which are eligible for sale or distribution under Rule 144 and Rule 145), forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and Rule 145, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission permitting such Holder to sell any such securities without registration.

         (c) RULE 144 AND RULE 145 SALES. In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities (or any shares of Common Stock which are eligible for sale or distribution under Rule 144 and Rule 145) pursuant to Rule 144 and Rule 145, upon the delivery to the Company of an opinion of counsel to the Holder (such counsel to be reasonably satisfactory to the Company) to the effect that such securities may be sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions can be removed upon the consummation of such sale, the Company shall provide such Holder with certificates representing the Common Stock, free and clear of all transfer restrictions and legends. The Company agrees promptly to deliver such legend-free certificates to the Holder for such number of shares of Common Stock and registered in such names as the Holder may reasonably request.

                                   ARTICLE IX
                               TRANSFER OF RIGHTS

         9.1 TRANSFER OR ASSIGNMENT. The rights granted hereunder by the Company may be assigned or otherwise conveyed to the respective transferees of the Shareholders. It shall be a condition to any Transfer that (a) such Transfer is effected in accordance with applicable federal and state securities laws, (b) such transferee or assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if it were the Holder hereunder, and (c) the Company is given written notice by the Holder of said Transfer, stating the name and address of said transferee and identifying the securities with respect to which such registration rights are being assigned.

                                    ARTICLE X
                                   TERMINATION

         10.1 TERMINATION. This Agreement and the rights provided hereunder shall terminate and be of no further force and effect with respect to each Holder on the earlier of the date such Holder shall no longer hold any Registrable Securities.


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                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 REMEDIES FOR BREACH. It is expressly understood that the equitable remedies of specific performance and injunction shall be available for the enforcement of the covenants and agreements herein, and that the availability of these equitable remedies shall not be deemed to limit any other right or remedy to which any party to this Agreement would otherwise be entitled.

         11.2 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 9.1, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns and transferees of the parties If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

         11.3 NOTICES. All notices and other communications provided for hereunder shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid or delivered in person or by courier, telecopier or electronic mail, and shall be deemed to have been duly given when received, by the party to whom such notice is to be given at its address set forth below, or at such other address for the party as shall be specified by notice given pursuant hereto:

         (a) if to the Company, to:

                  Acetex Corporation
                  750 World Trade Center
                  999 Canada Place
                  Vancouver, British Columbia
                  Canada
                  Attention: Brooke Wade

                  with a copy to:

                  Burnet Duckworth & Palmer LLP
                  350 Seventh Avenue, SW
                  Calgary, Alberta
                  Canada
                  Attention: David Ross

          (b) if to a Holder, to:

                  Perry Capital LLC
                  599 Lexington Avenue
                  New York, NY 10022
                  Attention: Richard C. Perry

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                  with a copy to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane New York, NY 10038
                  Attention: Dennis J. Block, Esq.

         11.4 GOVERNING LAW. This Agreement and any controversy or claim arising out of or relating to this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws.

         11.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         11.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.6.

         11.7 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         11.8 HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         11.9 GENDER AND OTHER REFERENCES. Unless the context clearly indicates otherwise, the use of any gender pronoun in this Agreement shall be deemed to include all other genders, and singular references shall include the plural and vice versa.

         11.10 COOPERATION IN PRIVATE RESALES. The Company shall reasonably cooperate with any Holder who seeks to sell any Registrable Securities in a transaction exempt from the requirements of the Securities Act, including any private placement or block trade. Such cooperation shall include, without limitation, assisting the Holder by providing information regarding the Company and reasonable access to Company facilities and personnel to potential buyers of Registrable Securities.


                                       12
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              ACETEX CORPORATION

                              Per: (signed) "BROOKE N. WADE"
                                   ---------------------------------------------
                                   Name:  Brooke Wade
                                   Title: Chairman & Chief Executive Officer


                              PERRY PARTNERS L.P. BY PERRY
                              CORP., ITS GENERAL PARTNER

                              Per: (signed) "RANDALL BORKENSTEIN"
                                   ---------------------------------------------
                                   Name:  Randall Borkenstein
                                   Title: Managing Director and Chief
                                          Financial Officer


                              PERRY PARTNERS INTERNATIONAL,
                              INC. BY PERRY CORP., ITS
                              INVESTMENT MANAGER

                              Per: (signed) "RANDALL BORKENSTEIN"
                                   ---------------------------------------------
                                   Name:  Randall Borkenstein
                                   Title: Managing Director and Chief
                                          Financial Officer


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